EXHIBIT 77H

N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia US Treasury Index Fund



As of September 30, 2011
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Name of Person                          Ownership % of Series
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As of March 31, 2012
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Name of Person                           Ownership % of Series
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Merrill Lynch Pierce Fenner              29.70%
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Changes in Control Persons
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                                                   Date/Description of
                                                   Transaction(s) Became a, or
Name of Person             Ownership % of Series   Ceased to be, Control Person
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